UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 700, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2017, Tony Lopez was appointed as the Vice President, Chief Accounting Officer and Controller of the Company, effective November 29, 2017. Mr. Lopez, 51, has over 30 years of experience as a client service provider, financial statement preparer, auditor, standard setter and regulator. From 2012 to 2017, Mr. Lopez served as Partner Emeritus/Director and from 2008 to 2010 as a Partner at KPMG LLP, where he provided accounting and forensic advisory support on US GAAP accounting, IFRS, litigation support and related matters. From 2010 to 2012, he served as Deputy Chief Auditor at the Public Company Accounting Oversight Board. From 2006 to 2008 he served as Senior Managing Director – SEC and Accounting Advisory Leader for FTI Consulting, and from 2003 to 2006 was an Associate Chief Accountant in the Office of the Chief Accountant at the United States Securities and Exchange Commission. He previously served positions with PricewaterhouseCoopers LLP, the Financial Accounting Standards Board and as a vice president of two Fortune 100 companies.

The Company has provided to Mr. Lopez an offer letter, dated as of November 29, 2017, that provides for Mr. Lopez’s salary and benefits (the “Offer Letter”).

Mr. Lopez’s annual salary will be $275,000, and he is eligible to participate in the Company’s Share the Rewards Incentive Plan (the “Incentive Plan”). Mr. Lopez is eligible for a bonus of up to 40% of his base salary, in accordance with the terms of the Incentive Plan.

Subject to the approval of the Compensation Committee, Mr. Lopez will be granted options to purchase 52,126 shares of the Company’s common stock. If granted, the options will vest at a rate of one-third per year over three years commencing on the first anniversary of the grant date.

Mr. Lopez will be permitted to participate in all employee benefits plans, policies, and practices now or hereafter maintained by or on behalf of the Company, commensurate with his position and level of individual contribution, if and to the extent he is eligible pursuant to the terms of such plans, policies, and practices, which may be modified by the Company at its discretion.

The Company and Mr. Lopez also executed a Severance Agreement in connection with the Offer Letter, which provides that, subject to certain conditions, if Mr. Lopez’s employment is terminated by the Company other than for “Cause,” as defined in the Severance Agreement, or by Mr. Lopez for “Good Reason,” as defined in the Severance Agreement, Mr. Lopez will be entitled to receive salary continuation payments for 52 weeks following the date he executes the Company’s standard Separation and Release Agreement.

A copy of the Offer Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of November 29, 2017, by and between BioScrip, Inc. and Anthony “Tony” Lopez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: December 1, 2017		/s/ Kathryn Stalmack
	By:	Kathryn Stalmack
Senior Vice President, General Counsel and Secretary